Exhibit 99.1

Sutro Biopharma Reports Second Quarter 2026 Financial Results and Provides Early Update on STRO-004 Phase 1 Study

– Encouraging early clinical activity including confirmed and ongoing unconfirmed partial responses with favorable tolerability, and pharmacokinetics (PK) observed in ongoing STRO-004 Phase 1 study –

– Strong execution of STRO-004 STRIVE-01 Study with rapid enrollment of initial dose escalation cohorts within 7 months; dose optimization ongoing between 4-5 mg/kg –

– STRO-006, next-generation integrin β6 (ITGB6)-targeting ADC, is on track to enter the clinic in the third quarter of 2026 –

– Second dual-payload iADC program from Sutro’s platform under Astellas collaboration expected to enter the clinic in the second half of 2026 –

– Strong balance sheet with $164.3 million in cash, cash equivalents and marketable securities as of June 30, 2026, expected to support operations into at least the second quarter of 2028 –

SOUTH SAN FRANCISCO, Calif., August 12, 2026 — Sutro Biopharma, Inc. (Sutro or the Company) (NASDAQ: STRO), a clinical-stage oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs), today reported its financial results for the second quarter ended June 30, 2026 and recent business highlights. Sutro also provided data showing a favorable tolerability profile and early signals of clinical activity from its ongoing Phase 1 study of STRO-004, the Company’s potential best-in-class Tissue Factor (TF)-targeting DAR8 exatecan ADC, in heavily pretreated patients with advanced solid tumors.

“During the second quarter, we continued to execute swiftly across our next-generation ADC portfolio, highlighted by encouraging early clinical data from our ongoing Phase 1 study of STRO-004, having rapidly enrolled our initial dose escalation cohorts in just seven months and now optimizing our go-forward dose,” said Jane Chung, Sutro’s Chief Executive Officer. “We have observed early clinical responses alongside favorable safety, tolerability, and a differentiated pharmacokinetic (PK) profile in patients with few remaining treatment options. The favorable tolerability profile and wider therapeutic index of our DAR8 exatecan ADC allows us to dose higher than other TF-targeting ADCs. These findings strengthen our confidence in STRO-004’s potential to deliver meaningful clinical benefit and provide the opportunity to safely combine with other therapies, while further validating our proprietary ADC platform.”

“Additionally, we are excited to enter the clinic with STRO-006 in the near future, our second clinical program in less than a year, reflecting the continued acceleration of our pipeline strategy. We also look forward to advancing STRO-227, our first wholly-owned dual-payload ADC, toward IND submission later this year, joining our partner Astellas’ dual-payload iADC programs in the clinic. Our progress this quarter underscores the continued advancement of our portfolio and our commitment to delivering differentiated therapies for patients while creating long-term value for shareholders.”

Wholly-Owned Pipeline

STRO-004 Early Safety and Signals of Clinical Activity Highlights:

Dose escalation continues with strong execution, with dose levels 1–5 mg/kg (n=49) enrolled faster than expected. The study, called STRIVE-01, is currently optimizing between doses of 4 and 5 mg/kg, and the maximum tolerated dose has not yet been defined. This US-only based trial, which began in November 2025, includes heavily pretreated patients (median of 3 prior lines of therapy [range 1–7]) across eight tumor types unselected for TF expression. In pancreatic and colorectal cancer patients, 100% of patients received one or more prior irinotecan-containing regimens, which has been associated with reduced activity of topoisomerase 1 inhibitor payloads. Key observations as of the data cutoff date of July 24, 2026 include:

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Multiple responses, including confirmed and ongoing unconfirmed partial responses, across three tumor types in RECIST-evaluable patients to date; including pancreatic cancer, head and neck cancer, and non-small cell lung cancer at dose levels 3-4 mg/kg
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Favorable tolerability profile, with mostly low-grade adverse events (AEs) observed. Overall discontinuation rate due to AEs was low at 6%.
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All-grade treatment related adverse events (TRAEs) >15% were nausea (33%), fatigue (29%), and anemia (18%)
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Other TRAEs of note that occurred in >5% of patients included:
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Hematologic events: Neutrophil count decreased (6%), platelet count decreased (6%)
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On-target TF-related events: Epistaxis (12%), stomatitis (10%), mucosal inflammation (8%), conjunctivitis (8%), dry eye (7%); these events were predominantly grade 1-2
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Grade 3+ events: Anemia (14%); all grade 3
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DLTs occurred only at the highest dose level tested (5 mg/kg), and appeared to be largely driven by target-related toxicity, resulting in dose reduction but no study drug discontinuations
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Predictable PK in patients, consistent with preclinical data, demonstrating dose-proportional ADC exposures at all doses, with no evidence of Target Mediated Drug Disposition
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STRO-004 has a half-life of nearly seven days, preserving 98% DAR8 configuration, while free exatecan concentration remains low, delayed, and formation-limited

“We are encouraged by the emerging STRO-004 clinical PK profile, which demonstrate the stability of our ADC construct and validate the design principles of our platform,” said Hans-Peter Gerber, Ph.D., Sutro’s Chief Scientific Officer. “Compared with conventional DAR8 exatecan ADCs, STRO-004 delivered 25-50% more ADC exposure with at least 50% less circulating payload concentration, allowing us to dose at the highest end of the dosing range for the class. We observed comparable PK with STRO-006 (Topo1i) and our dual payload ADC STRO-227 (Topo1i x MMAE) in preclinical experiments, which gives us confidence in the potential of our advanced design capabilities to widen the therapeutic index across our ADC pipeline.”

The next STRIVE-01 study update is targeted for the first half of 2027. Initiation of expansion cohorts is planned for the first half of 2027.

STRO-006: Sutro’s next-generation, highly selective integrin β6 (ITGB6)-targeting ADC with a DAR8 exatecan payload, is designed for the treatment of multiple solid tumors. The Company expects to initiate a Phase 1 clinical trial in the third quarter of 2026.

STRO-227: Sutro’s wholly-owned DAR10 dual-payload ADC targeting PTK7, consisting of MMAE (DAR2) and exatecan (DAR8) payloads to enable complementary mechanisms of action within a single molecule. The program remains on track for IND submission in 2026 and represents a key component of Sutro’s strategy to expand its pipeline of novel-format dual-payload ADCs.

Next-Generation ADC Collaborations

Astellas: Two research and development programs are progressing under Sutro’s collaboration with Astellas focused on dual-payload immunostimulatory ADCs (iADCs).

The first program, which targets TROP2, continues to actively dose patients, resulting in a $10 million milestone payment received by Sutro in April 2026.

The second program continues to progress under the collaboration, and based on current development timelines, Sutro expects Astellas to enter the clinic by the end of 2026.

Investor Conferences

Management will participate in the following upcoming healthcare investor conferences. When available, the webcasts of the presentations will be accessible through the News & Events page of the Investor Relations section of the Company’s website at www.sutrobio.com. Archived replays will be available for at least 30 days after the event.

Wells Fargo 21st Annual Healthcare Conference (Boston, MA • September 8-10)

Cantor Global Healthcare Conference (New York, NY • September 9-11)

H.C. Wainwright 28th Annual Global Investment Conference (New York, NY • September 14-16)

Second Quarter 2026 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of June 30, 2026, Sutro had cash, cash equivalents and marketable securities of $164.3 million, as compared to $202.6 million as of March 31, 2026.

Revenue

Revenue was $9.8 million for the quarter ended June 30, 2026, as compared to $63.7 million for the quarter ended June 30, 2025, with the 2026 amount related principally to the Astellas collaboration.

Research & Development (R&D) and General & Administrative (G&A) Expenses

Total R&D and G&A expenses for the quarter ended June 30, 2026 were $39.5 million, as compared to $48.7 million for the quarter ended June 30, 2025.

About Sutro Biopharma

Sutro Biopharma, Inc. is a clinical-stage biotechnology company advancing a next-generation antibody-drug conjugate (ADC) platform designed to deliver single- and dual-payload ADCs that enable meaningful breakthroughs for patients with cancer. By fully optimizing the antibody, linker, and payload, Sutro’s cell-free platform produces ADCs that are engineered to improve drug exposure, reduce side effects, and expand the range of treatable tumor types. With unique capabilities in dual-payload ADCs, Sutro aims to overcome treatment resistance and redefine what’s possible in cancer therapy. The Company’s pipeline of single- and dual-payload ADCs targets large oncology markets with limited treatment options and significant need for improved therapies.

For more information, follow Sutro on social media @Sutrobio or visit www.sutrobio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities; timing of announcements of IND submissions, trial initiation, clinical results, and other regulatory filings; outcome of discussions with regulatory authorities; potential benefits, efficacy and safety profile of the Company’s product candidates and platform; potential business development and partnering transactions; potential market opportunities for the Company’s product candidates; the positing of the Company’s product candidates in the competitive landscape; the timing and receipt of anticipated future milestone and royalty payments; and the Company’s expected cash runway. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the market size for the Company’s product candidates to be smaller than anticipated, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to obtain, maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, the Company’s commercial collaborations with third parties, the impact of health pandemics, tariffs, regional geopolitical conflicts, changes in interest rates, inflation, potential uncertainty with respect to the debt ceiling and government shutdowns, and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact
Emily White
Sutro Biopharma
(650) 823-7681
ewhite@sutrobio.com

Media Contact
Amy Bonanno
Lyra Strategic Advisory
abonanno@lyraadvisory.com

Sutro Biopharma, Inc.
Selected Statements of Operations Financial Data
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	June 30,
	2026	2025
Revenue	$9,839	$63,745
Operating expenses
Research and development	31,695	38,325
General and administrative	7,831	10,343
Restructuring and related costs	201	18,422
Total operating expenses	39,727	67,090
Loss from operations	(29,888)	(3,345)
Interest income	1,723	2,519
Non-cash interest expense related to the sale of future royalties	(9,862)	(9,647)
Interest and other income (expense), net	(505)	(1,044)
Loss before provision for income taxes	(38,532)	(11,517)
Provision for / (benefit) from income taxes	1	(18)
Net loss	$(38,533)	$(11,499)
Net loss per share, basic and diluted	$(2.33)	$(1.35)
Weighted-average shares used in computing basic and diluted loss per share	16,571,602	8,511,985

Sutro Biopharma, Inc.
Selected Balance Sheets Financial Data
(Unaudited)
(In thousands)

	June 30,	December 31,
	2026 (1)	2025 (2)
Assets
Cash, cash equivalents and marketable securities	$164,346	$141,428
Accounts receivable	5,797	3,977
Property and equipment, net	8,357	10,648
Operating lease right-of-use assets	8,467	10,903
Other assets	7,495	6,874
Total Assets	$194,462	$173,830
Liabilities and Stockholders’ Equity
Accounts payable, accrued expenses and other liabilities	$41,476	$58,482
Deferred revenue	6,456	12,590
Operating lease liability	10,783	15,674
Deferred royalty obligation related to the sale of future royalties	239,064	219,536
Total liabilities	297,779	306,282
Total stockholders’ deficit	(103,317)	(132,452)
Total Liabilities and Stockholders’ Deficit	$194,462	$173,830

(1)The condensed balance sheet as of June 30, 2026 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission on August 12, 2026.

(2) The condensed balance sheet as of December 31, 2025 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 23, 2026.